Exhibit 99.1

 Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) Thursday announced the filing of an 8-K with the Securities and Exchange Commission (“SEC”).

The Company informed the SEC of the following:

  Newsmax Inc. has entered into a multi-year renewal for distribution with Verizon Fios for its cable channel, Newsmax.
  Newsmax, which is available on channel 616 (116 in SD) on Fios, will retain its current distribution on the Verizon pay TV platform.
  The Verizon platform reaches approximately three million subscribers, mainly in the Northeast and Mid-Atlantic regions.